Oppenheimer Cash Reserves
                         Exhibit 24(b)(16) to Form N-1A

                      Performance Data Computation Schedule

1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 07/31/98:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:

    Class A Shares

              Date            Daily Accrual Per Share (in $)
            07/27/98                .0001250
            07/28/98                .0001265
            07/29/98                .0001247
            07/30/98                .0001274
            07/31/98                .0001226
            08/01/98                .0001226
            08/02/98                .0001226
                                    --------
            Seven Day
              Total:                .0008714

      Current Yield:          $0.0008714/7 x 365 = 4.54%

                                      365/7

      Effective Yield:  (.0008714 + 1)      - 1  = 4.65%



    Class B Shares

              Date            Daily Accrual Per Share (in $)
            07/27/98                .0001102
            07/28/98                .0001120
            07/29/98                .0001088
            07/30/98                .0001098
            07/31/98                .0001068
            08/01/98                .0001068
            08/02/98                .0001068
                                    --------
            Seven Day
              Total:                .0007612

      Current Yield:          $0.0007612/7 x 365 = 3.97%

                                      365/7

      Effective Yield:  (.0007612 + 1)      - 1  = 4.05%



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Oppenheimer Cash Reserves
Page 2

1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 07/31/98 (Continued):

    Class C Shares

              Date            Daily Accrual Per Share (in $)
            07/27/98                .0001097
            07/28/98                .0001085
            07/29/98                .0001117
            07/30/98                .0001100
            07/31/98                .0001046
            08/01/98                .0001046
            08/02/98                .0001046
                                    --------
            Seven Day
              Total:                .0007537

      Current Yield:          $0.0007537/7 x 365 = 3.93%

                                      365/7

      Effective Yield:  (.0007537 + 1)      - 1  = 4.01%